Exhibit 99.1
CONSENT OF DIRECTOR NOMINEE
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Sutherland Asset Management Corporation.

/s/ Dominic Bruno
Dominic Bruno

Dated: May 21, 2009